UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2008

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Shenandoah Telecommunications Company
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(Exact name of registrant as specified in its charter)

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Virginia	0-9881	54-1162807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Shentel Way P.O. Box 459 Edinburg, VA	22824
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (540) 984-4141

Not applicable

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 4, 2008, Shenandoah Cable Company, a wholly owned subsidiary of Shenandoah Telecommunications Company, entered into an amendment (the “Amendment”) to its previously reported asset purchase agreement, dated as of August 6, 2008, to acquire certain cable assets serving customers in Virginia and West Virginia from Rapid Communications, LLC. The primary changes to the original agreement reflected in the Amendment include:

•	a reduction in the purchase price to approximately $10 million from approximately $16.1 million;
•	the elimination of provisions allowing for changes in the purchase price for changes in the numbers of customers or homes passed;
•	deletion of certain closing conditions; and
•	an increase in the required escrow deposit from $500,000 to $1.5 million.

Shenandoah Cable Company entered into the Amendment with Rapid Communications LLC and Rapid Acquisition Co., LLC making the foregoing modifications to reflect the fact that the number of homes passed would be approximately 44,000, rather than 53,000, as originally anticipated.

The foregoing description of the Amendment is qualified in all respects by the text of the Amendment, which is filed as Exhibit 10.40 to this report and incorporated by reference in this Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.40	Amendment Number 1 to Asset Purchase Agreement, dated as of November 4, 2008, among Rapid Communications LLC, Rapid Acquisition Co., LLC and Shentel Cable Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHENANDOAH TELECOMMUNICATIONS COMPANY

(Registrant)

November 7, 2008	/s/ Adele M. Skolits

Adele M. Skolits

Vice President - Finance and

Chief Financial Officer

(Duly Authorized Officer)

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